Exhibit 32.1
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), Talbott Roche, Chief Executive Officer of Blackhawk Network Holdings, Inc. (the “Company”), and Jerry Ulrich, Chief Financial Officer of the Company, each hereby certifies that, to the best of her or his knowledge:

1.
The Company’s Annual Report on Form 10-K for the period ended December 31, 2016 (the “Annual Report”), to which this Certification is attached as Exhibit 32.1, fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act, and

2.	The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
In Witness Whereof, the undersigned have set their hands hereto as of February 27, 2017.

/s/ Talbott Roche	/s/ Jerry Ulrich
Talbott Roche	Jerry Ulrich
President and Chief Executive Officer	Chief Financial Officer and Chief Administrative Officer
(Principal Executive Officer)	(Principal Financial Officer)
This certification accompanies the Form 10-K to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Blackhawk Network Holdings, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-K), irrespective of any general incorporation language contained in such filing.